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                                                                   Exhibit 99.1

[EDO CORPORATION LOGO]                                     FOR IMMEDIATE RELEASE

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
60 East 42nd Street, Ste. 5010           Investor Contract:                  Company Contract:
New York, NY 10165                       Neil Berkman or Melanie Beeler      William J. Frost
212-716-2000                             Berkman Associates                  Vice President-Administration
                                         (310) 277-5162                      (212) 716-2000
                                         info@BerkmanAssociates.com          www.edocorp.com
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                            EDO Corporation Acquires
               Advanced Engineering and Research Associates, Inc.

     NEW YORK, NEW YORK, February 6, 2003...EDO Corporation (NYSE:EDO) announced today that it has acquired 100% of the outstanding stock of Advanced
Engineering and Research Associates, Inc. (AERA), a privately held company based in Alexandria, Virginia, for $38 million in cash. The purchase price is subject to adjustment based on AERA's net worth as of the closing date.

     "Today's national defense requirements demand a broad-based solution provider to meet the needs of our military services. AERA's key positions on a number of the high visibility long-term programs supporting the Department of Defense, when combined with the on-going efforts of EDO's Professional Services Division, significantly augments our capabilities and opportunities for growth. We are committed to employing the leading technical expertise of all of our business segments to seamlessly provide the full complement of solutions needed by our customer community. This acquisition enhances and strengthens our capabilities to fulfill our business goals and better meet our customer commitments," said James M. Smith, Chairman and Chief Executive Officer of EDO.

     AERA is a first-tier subcontractor to Electronic Data Systems for the multi-year Navy Marine Corps Intranet (NCMI) Total Enterprise Solution. In addition, it has long-term prime contracts with NAVSEA's Seaport program, the Marine Corps' Commercial Enterprise Omnibus Support Services (CEOSS) and the Coast Guard's Deepwater program.

     For the fiscal year ending December 31, 2002, AERA had revenues of approximately $50 million and the acquisition will be accretive to 2003 earnings. AERA will become a part of EDO's Systems and Analysis Group.

About EDO Corporation

     EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense Segment provides integrated front-line war fighting systems, including radar countermeasure systems, reconnaissance and surveillance systems, aircraft weapons suspension and release systems, airborne mine countermeasures systems, and integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Communications and Space Products Segment addresses the needs of the remote sensing, communication, navigation, and electronic warfare industries with ultra-miniature electronics and systems and a broad line of antennas. The Company's Engineered Materials Segment supplies piezoelectric and advanced composites for the communication, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

Forward-Looking Statements

     Certain statements made in this release, including statements about future revenue and earnings and expectations for growth opportunities are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products and services, product mix, the timing of customer orders and deliveries, the impact of competitive products and services and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.







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